Exhibit 23

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-36194 filed on May 3, 2000 and No. 333-144951 filed on July 30, 2007) of First Litchfield Financial Corporation and Subsidiary of our report dated March 31, 2010 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of First Litchfield Financial Corporation and Subsidiary for the year ended December 31, 2009.

/s/ McGladrey & Pullen, LLP

New Haven, Connecticut
March 31, 2010